Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 13, 2021, with respect to the financial statements of Gores Metropoulos II, Inc., included herein and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus/consent solicitation statement.

/s/ KPMG LLP

Denver, Colorado

October 29, 2021